UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2025
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
________________________________________________

DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 12, 2025, the board of directors (“Board”) of Masimo Corporation (the “Company”) approved and adopted the Company’s Sixth Amended and Restated Bylaws (the “Restated Bylaws”), effective as of February 12, 2025.
The Restated Bylaws:

•provide the right to call a special meeting to stockholders holding at least twenty percent (20%) of the voting power of the then outstanding shares of the Company’s common stock entitled to vote on the matters to be considered at such special meeting, and set forth the time, place, manner, and required disclosures for stockholder-called special meetings;
•reduce the threshold of the vote of stockholders required for stockholder-approved amendments to the Restated Bylaws from seventy-five percent (75%) to a majority of the voting power of all then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class;
•change the period in which stockholder nominations of directors and other stockholder-proposed business be brought before the Company’s annual meeting are timely submitted from not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding year’s annual meeting to not less than 90 or more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; and
•make certain other ministerial changes.
The foregoing description of the Restated Bylaws is qualified in its entirety by full reference to the text of the Restated Bylaws, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.08.	Shareholder Director Nominations.
The information set forth below under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08, to the extent applicable.

Item 8.01.	Other Events.
The Company has scheduled its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) for April 29, 2025. The Company will publish additional details regarding the time, location, record date, and matters to be voted on at the 2025 Annual Meeting in the Company’s proxy statement for the 2025 Annual Meeting.
Because the date of the 2025 Annual Meeting has been changed by more than 30 days from the anniversary date of the 2024 annual meeting of stockholders, the Company is providing the due date for submission of any qualified stockholder proposal or any qualified stockholder nomination. Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Corporate Secretary at its corporate office at 52 Discovery, Irvine, California 92618, no later than the close of business on March 1, 2025, which the Company has determined to be a reasonable time before it expects to begin printing and sending its proxy materials in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Exchange Act. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the 2025 Annual Meeting.
In addition, in accordance with the requirements contained in the Company’s Restated Bylaws, stockholders of the Company who wish to bring business before the 2025 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all information specified in the Bylaws) is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on March 1, 2025. Any such proposal must meet the requirements set forth in the Restated Bylaws and other applicable laws in order to be brought before the 2025 Annual Meeting.
In addition to satisfying the foregoing requirements under the Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice setting forth the information required by Rule 14a-19 of the Exchange Act no later than March 1, 2025.

The Restated Bylaws also permit eligible stockholders to nominate candidates for election to the Board in accordance with procedures providing for proxy access (the “Proxy Access Bylaw”). Stockholders who wish to recommend director nominees for inclusion in the Company’s proxy materials at the 2025 Annual Meeting in compliance with the Proxy Access Bylaw must do so by delivering a proxy access notice to be received by the Company’s Corporate Secretary no later than March 1, 2025.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated Bylaws of Masimo Corporation dated February 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: February 19, 2025	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)